INDEX TO EXHIBITS


                                                                   Sequentially
Exhibit                                                            Numbered
Number  Description of Document                                    Pages
- ------  -----------------------                                    -----

*4.1    -Certificate of Incorporation of Registrant, as amended
*4.2    -Bylaws of the Registrant
*4.3    -Form of Common Stock Certificate of Registrant
 5.1    -Undertaking of the Registrant (set forth in Item 9 of
         this Registration Statement)
 5.2    -Opinion of Pitney, Hardin, Kipp & Szuch                    8
 23.1   -Consent of Deloitte & Touche LLP                           9
 24     -Powers of Attorney (set forth on signature page of this
         Registration Statement)



- ------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 33-69082).